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                                                              Exhibit 99.B(p)(8)

[NEW YORK LIFE INVESTMENT MANAGEMENT LLC LOGO]

                NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC
                                 CODE OF ETHICS

I.        INTRODUCTION

          This Code of Ethics ("Code") has been issued by New York Life Investment Management Holdings LLC ("NYLIM Holdings") in order to set forth guidelines and procedures that promote ethical practices and conduct by all Employees of NYLIM Holdings and its divisions and subsidiaries (collectively, "NYLIM" or the "Company"). It is also intended to ensure that all Employees of NYLIM comply with Federal securities laws. All recipients of the Code are to read it carefully, retain it for future reference and abide by its requirements. Also, please refer to the NYLIM policy entitled "Personal Investment Policy," hereto attached as Appendix A, which has been incorporated into the Code and is an integral part of its requirements. The Personal Investment Policy will provide each Employee with specific guidance concerning personal security investments and the responsibilities associated with that activity.

THIS CODE APPLIES TO ALL NYLIM EMPLOYEES.(1) SOME PROVISIONS OF THE PERSONAL INVESTMENT POLICY, HOWEVER, ONLY APPLY TO ACCESS PERSONS, AS DEFINED BELOW AND DO NOT APPLY TO ALL EMPLOYEES OF NYLIM. PLEASE REFER TO SECTION III BELOW FOR THE DEFINITION OF ACCESS PERSONS AND OTHER TERMS. Exhibit A to this Code includes a list of certain categories of Employees and departments whose Employees will be considered Access Persons; any other individual's status as an Access Person will depend on that person's specific title, functions, duties, activities, and access to information. NYLIM requires that all Employees observe the applicable standards of duty and care set forth herein. An Employee may not evade the provisions of the Code by causing another person, including a friend, relative or other, to act or fail to act in a manner in which the Employee is prohibited.

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(1)       Employees of MacKay Shields LLC and McMorgan & Co. LLC, directly owned subsidiaries of NYLIM Holdings, are subject to the separate Codes of Ethics of those firms. Those Codes are materially consistent with this Code.

As of August 1, 2004

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          PRIVACY STATEMENT

          NYLIM recognizes the sensitivity and personal nature of information collected under the Code, and the interests of Employees in maintaining their privacy regarding this information. NYLIM's compliance personnel will take all necessary steps designed to ensure that all reports disclosing personal securities holdings, requests for preclearance of transactions and other information filed by Employees under the Code will be treated as confidential, subject only to the review provided in the Code or forms thereunder and review by the Securities and Exchange Commission and other regulators.

II.       GENERAL POLICY

          It shall be a violation of this Code for any Employee of the Company, in connection with the purchase or sale, directly or indirectly, of any security held or to be acquired by any Client:

          A. to employ any device, scheme or artifice to defraud any Client for which the Company serves as an investment adviser or sub-adviser;

          B. to make to any Client any untrue statement of a material fact or to omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          C. to engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or

          D. to engage in any manipulative practice with respect to the Client.

III.      DEFINITIONS

          A. "Access Person" shall have the same meaning as set forth in Rule 17j-1 under the Investment Company Act and as set forth in Rule 204A-1 of the Advisers Act and shall include:

          1. all officers(2) of NYLIM and directors and officers of NYLIM LLC;

          2. any Employee of NYLIM (or of any company controlling, controlled by or under common control with NYLIM) who, in connection with his or regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Client, or whose functions relate to the making of any recommendations with respect to the purchase or sale;

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(2)       "Officer" for the purposes of the Code encompasses all NYLIM Employees with the title of Vice President or higher, the Secretary, Controller, and any other officer who performs policy-making functions.

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          3. any other natural person controlling, controlled by or under common control with NYLIM who obtains information concerning recommendations made to a Client with regard to the purchase or sale of Covered Securities by that Client; and

          4. any "supervised person"(3) of NYLIM LLC who has access to non-public information regarding any clients' purchase or sale of securities, or information regarding the portfolio holdings of any NYLIM Fund, or who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public.

          B. "Affiliate" means any person directly or indirectly controlling, controlled by or under common control with such other group.

          C. "Beneficial Ownership" means, in general and subject to the specific provisions of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the security.

          1. "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

          2. "Indirect pecuniary interest" includes, but is not limited to: (a) securities held by members of the person's "immediate family" sharing the same household (which ownership interest may be rebutted); (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership; (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person's interest in securities held by a trust; (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

          D. "Business Unit" means a specific department operating as a separate unit of the Company. A list of Business Units is included as Exhibit A hereto.

          E. "Chief Compliance Officer" or "CCO" means the Company's Chief Compliance Officer.

          F. "Client" means any client of the Company, including a registered investment company (mutual fund) or other person or entity.

          G. "Code" means this Code of Ethics.

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(3)       Under 202(a)(25) of the Investment Advisers Act, "supervised person"
          means any partner, officer, director (or other person occupying a similar status of performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

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          H. "Company" means New York Life Investment Management Holdings LLC and all divisions and subsidiaries thereof.

          I. "Covered Security" means any security, except (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by open-end mutual funds, and (iv) interests in qualified state college tuition programs (529 Plans).

          J. "Employee" means any person employed by NYLIM or any person who for value received provides services to or on behalf of the Company, including, but not limited to, consultants, and any person who is an Access Person of the Company as defined in Section III.A. of the Code.

          K. "Employment Date" means, for any Employee, the date on which the Employee commenced working for the Company.

          L. "Front Running" means the buying or selling of a security by a person, with the intent of taking advantage of the market impact of a client's transaction in the underlying security by or on behalf of the Client.

          M. "Immediate family" means an individual's spouse, child, stepchild, grandchild, parent, stepparent, grandparent, siblings, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and should include adoptive relationships. For purposes of determining whether an Employee has an "indirect pecuniary interest" in securities, only ownership by "immediate family" members sharing the same household as the Employee will be presumed to be an "indirect pecuniary interest" of the Employee, absent special circumstances. (SEE, Section III.C.2.).

          N. "Independent Directors" means directors that (1) would not be deemed interested persons, as defined in Section 2(a)(19)(B) of the Investment Company Act, of NYLIM or any Affiliate (a "NYLIM Company") other than that they are directors of a NYLIM Company or knowingly have any direct or indirect beneficial interest in securities issued by a NYLIM Company, and (2) have no involvement with the day-to-day operations of any NYLIM Company or Client of NYLIM.

          O. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which immediately before registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

          P. "Insider Trading" means the purchase or sale of securities of a public company while in possession of material, non-public information or communicating such information to others.

          Q. "Investment Company Act" means the Investment Company Act of 1940, as amended.

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          R. "Investment Club" means a group of two or more people, each of whom contributes monies to an investment pool and participates in the investment making decision process and shares in the investment returns.

          S. "Local Compliance Officer" or "LCO" means the applicable designee of the Company's Chief Compliance Officer "CCO".

          T. "NYLIM" means the Company as defined in Section III.H.; "NYLIM LLC" means New York Life Investment Management LLC.

          U. "NYLIM Fund" means an investment company advised or sub-advised by NYLIM LLC and any investment company whose investment adviser or principal underwriter is controlled by or under common control with NYLIM LLC.

          V. "NYLIM Fund Shares" means shares of a NYLIM Fund.

          W. "Pending Buy or Sell Order" means both an order placed with a broker to buy or sell a security or an internal decision by a Company Employee to buy or sell a security.

          X. "Personal Investment Policy" or "Policy" means the Company Personal Investment Policy attached to and incorporated into the Code.

          Y. "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933, as amended, under Sections 4(2) or 4(6), or Rules 504, 505 or 506 thereunder.

          Z. "Restricted List" means that listing of securities maintained by the CCO in which trading by Employees is generally prohibited.

          AA. "Registered Representative" means an Employee who is registered as such with a member firm of the National Association of Securities Dealers Regulation, Inc.

          BB. "Scalping" means buying and selling a security on the same day as a Client and includes, among other transactions, the buying of a security when a client is selling that security, or selling a security when a Client is buying that security, with the intention of taking advantage of the market impact of the Client's trades.

IV.       GUIDELINES AND PROCEDURES

          As a fundamental requirement, NYLIM demands the highest standards of ethical conduct on the part of all its Employees. All Employees must abide by this basic standard and never take inappropriate advantage of their position with the Company.

          A. CONFLICTS OF INTEREST

          Each Employee is under a duty to exercise his or her authority and responsibility for the primary benefit of NYLIM and its Clients and may not have outside interests that conflict with

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the interests of the Company or its Clients. Each person must avoid any circumstance which might adversely affect or appear to affect NYLIM, its Clients or his or her duty of complete loyalty to NYLIM in the discharge of his or her responsibilities. This duty includes the protection of Client and Company information and NYLIM's reputation for trustworthy financial service.

          B. DUTY TO DISCLOSE CONFLICTS

          As part of this ongoing responsibility, each Employee has the duty to disclose to NYLIM any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with NYLIM or its Affiliates and that does business with NYLIM or that otherwise presents a possible conflict of interest as described in Section
IV. Disclosure should be timely so that NYLIM may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that NYLIM has or may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a prohibited conflict of interest. Therefore, the following procedures set forth in IV.C. through IV.I. have been adopted and approved by NYLIM.

          C. BOARD MEMBERSHIP

          Except as described in Section IV.E. hereof, it is considered generally incompatible with the duties of an Employee of NYLIM (other than an Independent Director of NYLIM) for that Employee to assume the position of director of a corporation not affiliated with the Company. A report should be made by an Employee to the CCO and the Employee's supervisor of any invitation to serve as a director of a corporation that is not an Affiliate and the person must receive the approval of their supervisor and the CCO prior to accepting any such directorship. In the event that approval is given, the CCO shall immediately determine whether the corporation in question is to be placed on the Company's Restricted List.

          D. "OTHER" BUSINESS INTERESTS

          Except as described in Section IV.E. hereof, it is considered generally incompatible with the duties of an Employee of NYLIM (other than an Independent Director of NYLIM) to act as an officer, general partner, consultant, agent, representative or employee of any other business, other than an Affiliate. A report should be made of any invitation to serve as an officer, general partner, consultant, agent, representative or employee of any business that is not an Affiliate and the person must receive the approval of their supervisor. Any Employee who is 2nd VP or above must also receive the approval of the CCO prior to accepting any such position. In the event that approval is given, the CCO and the Employee's supervisor shall immediately determine whether the business in question is to be placed on the Company's Restricted List.

          E. PERMISSIBLE OUTSIDE ACTIVITIES

          Employees who, in the regular course of their duties relating to the Company's private equity/venture capital advisory and investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a privately-held

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business may do so with the prior written approval of their department head.
Similar positions with public companies may interfere with the Company's advisory activities. Consequently, it is not expected that such positions will be assumed absent unusual circumstances that will benefit Clients. In the event that such unusual circumstances are present, the department head and the CCO shall collectively decide whether the assumption of the position is in the best interest of the Company's clients.

          F. DOING BUSINESS WITH THE COMPANY

          Except as approved by the CCO, Employees may not have a monetary interest, as principal, co-principal, agent or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving NYLIM, subject to such exceptions as are specifically permitted under law.

          G. ANNUAL CONFLICTS QUESTIONNAIRE

          Once a year, a "Questionnaire on Conflicts of Interest," in substantially the form attached as Exhibit C hereto, shall be distributed to each Employee for completion and filing with the CCO or his designee. Each Employee shall promptly supplement the annual questionnaire as necessary to reflect any material change between annual filings.

          H. GIFTS AND ENTERTAINMENT

          Employees are subject to the NYLIM GIFT AND ENTERTAINMENT POLICY and should refer to that Policy for guidance with respect to the limits on giving and receiving gifts/entertainment to or from third parties that do business with NYLIM, its Affiliates, or its Clients. Employees who are Registered Representatives are also subject to limitations on giving or receiving gifts that are imposed by the Rules of Conduct of the National Association of Securities Dealers.

V. THE CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT - FOR FINANCIAL ANALYSTS

          All members of the Association for Investment Management and Research ("AIMR") and the holders of and candidates for the Chartered Financial Analyst designation are also obligated to conduct their activities in accordance with the AIMR Code of Ethics and Standards of Professional Conduct ("Standards") which is attached as Exhibit B hereto.

VI.       INSIDE INFORMATION

          Employees may not trade on inside information (I.E., material and non-public information(3)) or communicate such information to others. Penalties for trading on inside

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(3)       MATERIAL information generally is that which a reasonable investor would consider significant in making an investment decision. NON-PUBLIC information generally is information about a company, either positive or negative, that would have a material effect on the stock price of that company once released to the public.

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information or communicating such information to others are severe and may include civil injunctions, treble damages, disgorgement of profits and jail sentences.

          An Employee who believes that he or she is in possession of inside information should contact the CCO or LCO immediately. After reviewing the issue, the CCO or LCO, as the case may be, will advise the Employee as to whether he or she may trade on or communicate the information to others. In addition, an Employee who believes that he or she is in possession of inside information should take appropriate steps to secure such information. For example, files containing inside information should be sealed and access to computer files containing inside information should be restricted. Please refer to the New York Life Investment Management LLC Information Barrier Policy and Procedures (the "NYLIM Information Barrier Policy") for specific guidelines governing inside information.

VII.      MUTUAL FUND CODE OF ETHICS

          Although NYLIM Employees must expressly comply with the terms of this Code, the Company, as an investment adviser to mutual funds, and certain of its Employees (I.E., directors, officers, portfolio managers, analysts, traders, etc.) may owe a specific duty of care to each mutual fund Client based on the Employee's status as an Access Person of that mutual fund. NYLIM's CCO has reviewed the requirements of Rule 17j-1 of the Investment Company Act and has determined that an Employee's compliance with the Company's Code will satisfy not only that Rule's requirements, but the substantive Code of Ethics requirements of every mutual fund that the Company presently advises or sub-advises.

VIII.     ACKNOWLEDGMENT

          Each Employee must certify at the time of becoming an Employee and annually thereafter, in substantially the form of Exhibit D hereto, that he or she has read and understood, and is subject to and has complied with, the Code.

IX.       SANCTIONS

          Compliance by NYLIM employees with the provisions of the Code is required. Employees should be aware that in response to any violation, the Company shall take whatever action is deemed necessary under the circumstances including, but without limitation, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to Client accounts, fines, disgorgement of profits, employee suspension or termination.

X.        RECORD-KEEPING

          A. The CCO and his designee, defined for this purpose as the Local Compliance Officer, must maintain all records relating to compliance with the Code, such as preclearance requests, exception reports, other internal memoranda relating to non-compliant transactions, and preclearance records, records of violations and any actions taken as a result thereof, written acknowledgements as provided in Section VIII. above and the names of Access Persons for a period of seven years.

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          B. Upon request by the CCO, each LCO will provide the CCO access to the LCO's Code records.

XI.       EXCEPTIONS

          The CCO may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of the Code shall be granted where such exception would result in a violation of Rule 17j-1 or Rule 204A-1. Any exception granted shall be reported to the Company Board at the next regularly scheduled meeting of the Directors. To the extent any such exception relates to an Employee who is an Access Person of a mutual fund Client, such exception shall be reported to the Board of such mutual fund Client at the next regularly scheduled meeting of the mutual fund's Board.

XII.      REVIEW BY THE CCO

          The CCO will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the CCO to the Company's Board, notwithstanding any information deemed material in nature, which the CCO will report at the next scheduled Board meeting. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits. The CCO will provide this report to the Board of each mutual fund Client at its next regularly scheduled Board meeting, unless more immediate reporting is appropriate.

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                                   EXHIBIT A

        NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC CODE OF ETHICS

                     CATEGORIES OF EMPLOYEES AND DEPARTMENTS
               WHOSE EMPLOYEES WILL BE CONSIDERED ACCESS PERSONS

All NYLIM LLC Directors                     Financial Management and Operations

All NYLIM LLC Officers                      Real Estate

All NYLIM Officers (VP level and above)     Compliance

Fund Accounting                             Office of General Counsel

Information Technology                      New York Life Trust Co. FSB

Securities Investment Group                 New York Life Trust Co.

Quantitative Strategies                     New York Life Insurance Company - Treasury
                                            Department, Corporate Financial Department,
                                            Corporate Information Department (CAMRA
                                            team only)

Valuation Metrics                           Madison Capital Funding

New York Life Capital Partners              QED

                DEPARTMENTS WHOSE EMPLOYEES GENERALLY WILL NOT BE
                          CONSIDERED ACCESS PERSONS(1)

Guaranteed Products                         Corporate Accounting ("NYLIM Finance")

New York Life Retirement Plan               Retail Investments/Marketing
Services-Norwood

Retirement Services                         Building Services

NYLIM Service Company                       Communications

Human Resources

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(1)       An individual's status as an Access Person will depend on that person's specific title, functions, duties, activities, and access to information.

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                                   EXHIBIT B

                       AIMR CODE OF ETHICS AND STANDARDS
                             OF PROFESSIONAL CONDUCT

THE CODE OF ETHICS (FULL TEXT)

As amended and restated May, 1999.

          Members of the Association for Investment Management and Research shall:

          1. Act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, employers, employees, and fellow members.

          2. Practice and encourage others to practice in a professional and ethical manner that will reflect credit on members and their profession.

          3. Strive to maintain and improve their competence and the competence of others in the profession.

          4. Use reasonable care and exercise independent professional judgment.

THE STANDARDS OF PROFESSIONAL CONDUCT

          All members of the Association for Investment Management and Research and the holders of and candidates for the Chartered Financial Analyst designation are obligated to conduct their activities in accordance with the following Code of Ethics. Disciplinary sanctions may be imposed for violations of the Code and Standards.

          - Fundamental Responsibilities
          - Relationships with and Responsibilities to a Profession
          - Relationships with and Responsibilities to an Employer
          - Relationships with and Responsibilities to Clients and Prospects
          - Relationships with and Responsibilities to the Public
          - Standards of Practice Handbook

STANDARD I: FUNDAMENTAL RESPONSIBILITIES

Members shall:

          A. Maintain knowledge of and comply with all applicable laws, rules, and regulations (including AIMR's Code of Ethics and Standards of Professional Conduct) of any government, governmental agency, regulatory organization, licensing agency, or professional association governing the members' professional activities.

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          B.   Not knowingly participate in or assist any violation of such laws, rules, or regulations.

STANDARD II: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PROFESSION

A.        USE OF PROFESSIONAL DESIGNATION.

          1. AIMR members may reference their membership only in a dignified and judicious manner. The use of the reference may be accompanied by an accurate explanation of the requirements that have been met to obtain membership in these organizations.

          2. Those who have earned the right to use the Chartered Financial Analyst designation may use the marks "Chartered Financial Analyst" or "CFA" and are encouraged to do so, but only in a proper, dignified, and judicious manner. The use of the designation may be accompanied by an accurate explanation of the requirements that have been met to obtain the right to use the designation.

          3. Candidates in the CFA Program, as defined in the AIMR Bylaws, may reference their participation in the CFA Program, but the reference must clearly state that an individual is a candidate in the CFA Program and cannot imply that the candidate has achieved any type of partial designation.

B.        PROFESSIONAL MISCONDUCT.

          1. Members shall not engage in any professional conduct involving dishonesty, fraud, deceit, or misrepresentation or commit any act that reflects adversely on their honesty, trustworthiness, or professional competence.

          2. Members and candidates shall not engage in any conduct or commit any act that compromises the integrity of the CFA designation or the integrity or validity of the examinations leading to the award of the right to use the CFA designation.

C.        PROHIBITION AGAINST PLAGIARISM.

          Members shall not copy or use, in substantially the same form as the original, material prepared by another without acknowledging and identifying the name of the author, publisher, or source of such material. Members may use, without acknowledgment, factual information published by recognized financial and statistical reporting services or similar sources.

STANDARD III: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE EMPLOYER

A.        OBLIGATION TO INFORM EMPLOYER OF CODE AND STANDARDS. Members shall:

          1. Inform their employer in writing, through their direct supervisor, that they are obligated to comply with the Code and Standards and are subject to disciplinary sanctions for violations thereof.

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          2.   Deliver a copy of the Code and Standards to their employer if the employer does not have a copy.

B. DUTY TO EMPLOYER. Members shall not undertake any independent practice that could result in compensation or other benefit in competition with their employer unless they obtain written consent from both their employer and the persons or entities for whom they undertake independent practice.

C.        DISCLOSURE OF CONFLICTS TO EMPLOYER. Members shall:

          1. Disclose to their employer all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to interfere with their duty to their employer or ability to make unbiased and objective recommendations.

          2. Comply with any prohibitions on activities imposed by their employer if a conflict of interest exists.

D. DISCLOSURE OF ADDITIONAL COMPENSATION ARRANGEMENTS. Members shall disclose to their employer in writing all monetary compensation or other benefits that they receive for their services that are in addition to compensation or benefits conferred by a member's employer.

E. RESPONSIBILITIES OF SUPERVISORS. Members with supervisory responsibility, authority, or the ability to influence the conduct of others shall exercise reasonable supervision over those subject to their supervision or authority to prevent any violation of applicable statutes, regulations, or provisions of the Code and Standards. In so doing, members are entitled to rely on reasonable procedures to detect and prevent such violations.

STANDARD IV: RELATIONSHIPS WITH AND RESPONSIBILITIES TO CLIENTS AND PROSPECTS

A.        INVESTMENT PROCESS.

A.1       REASONABLE BASIS AND REPRESENTATIONS. Members shall:

          a. Exercise diligence and thoroughness in making investment recommendations or in taking investment actions.

          b. Have a reasonable and adequate basis, supported by appropriate research and investigation, for such recommendations or actions.

          c. Make reasonable and diligent efforts to avoid any material misrepresentation in any research report or investment recommendation.

          d. Maintain appropriate records to support the reasonableness of such recommendations or actions.

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A.2       RESEARCH REPORTS. MEMBERS SHALL:

          a. Use reasonable judgment regarding the inclusion or exclusion of relevant factors in research reports.

          b.   Distinguish between facts and opinions in research reports.

          c. Indicate the basic characteristics of the investment involved when preparing for public distribution a research report that is not directly related to a specific portfolio or client.

A.3 INDEPENDENCE AND OBJECTIVITY. Members shall use reasonable care and judgment to achieve and maintain independence and objectivity in making investment recommendations or taking investment action.

B.        INTERACTIONS WITH CLIENTS AND PROSPECTS.

B.1 FIDUCIARY DUTIES. In relationships with clients, members shall use particular care in determining applicable fiduciary duty and shall comply with such duty as to those persons and interests to whom the duty is owed. Members must act for the benefit of their clients and place their clients' interests before their own.

B.2       PORTFOLIO INVESTMENT RECOMMENDATIONS AND ACTIONS. Members shall:

          a. Make a reasonable inquiry into a client's financial situation, investment experience, and investment objectives prior to making any investment recommendations and shall update this information as necessary, but no less frequently than annually, to allow the members to adjust their investment recommendations to reflect changed circumstances.

          b. Consider the appropriateness and suitability of investment recommendations or actions for each portfolio or client. In determining appropriateness and suitability, members shall consider applicable relevant factors, including the needs and circumstances of the portfolio or client, the basic characteristics of the investment involved, and the basic characteristics of the total portfolio. Members shall not make a recommendation unless they reasonably determine that the recommendation is suitable to the client's financial situation, investment experience, and investment objectives.

          c. Distinguish between facts and opinions in the presentation of investment recommendations.

          d. Disclose to clients and prospects the basic format and general principles of the investment processes by which securities are selected and portfolios are constructed and shall promptly disclose to clients and prospects any changes that might significantly affect those processes.

B.3 FAIR DEALING. Members shall deal fairly and objectively with all clients and prospects when disseminating investment recommendations, disseminating material changes in prior investment recommendations, and taking investment action.

B.4 PRIORITY OF TRANSACTIONS. Transactions for clients and employers shall have priority over transactions in securities or other investments of which a member is the beneficial owner so that such personal transactions do not operate adversely to their clients' or employer's interests. If members make a recommendation regarding the purchase or sale of a security or other investment, they shall give their clients and employer adequate opportunity to act on their recommendations before acting on their own behalf. For purposes of the Code and Standards, a member is a "beneficial owner" if the member has

          a.   a direct or indirect pecuniary interest in the securities;

          b. the power to vote or direct the voting of the shares of the securities or investments;

          c. the power to dispose or direct the disposition of the security or investment.

B.5 PRESERVATION OF CONFIDENTIALITY. Members shall preserve the confidentiality of information communicated by clients, prospects, or employers concerning matters within the scope of the client-member, prospect-member, or employer-member relationship unless a member receives information concerning illegal activities on the part of the client, prospect, or employer.

B.6 PROHIBITION AGAINST MISREPRESENTATION. Members shall not make any statements, orally or in writing, that misrepresent

          a.   the services that they or their firms are capable of performing;

          b.   their qualifications or the qualifications of their firm;

          c.   the member's academic or professional credentials.

          Members shall not make or imply, orally or in writing, any assurances or guarantees regarding any investment except to communicate accurate information regarding the terms of the investment instrument and the issuer's obligations under the instrument.

B.7 DISCLOSURE OF CONFLICTS TO CLIENTS AND PROSPECTS. Members shall disclose to their clients and prospects all matters, including beneficial ownership of securities or other investments, that reasonably could be expected to impair the members' ability to make unbiased and objective recommendations.

B.8 DISCLOSURE OF REFERRAL FEES. Members shall disclose to clients and prospects any consideration or benefit received by the member or delivered to others for the recommendation of any services to the client or prospect.

STANDARD V: RELATIONSHIPS WITH AND RESPONSIBILITIES TO THE PUBLIC

A. PROHIBITION AGAINST USE OF MATERIAL NONPUBLIC INFORMATION. Members who possess material nonpublic information related to the value of a security shall not trade or cause others to trade in that security if such trading would breach a duty or if the information was misappropriated or relates to a tender offer. If members receive material nonpublic information in confidence, they shall not breach that confidence by trading or causing others to trade in securities to which such information relates. Members shall make reasonable efforts to achieve public dissemination of material nonpublic information disclosed in breach of a duty.

B.        PERFORMANCE PRESENTATION.

          1. Members shall not make any statements, orally or in writing, that misrepresent the investment performance that they or their firms have accomplished or can reasonably be expected to achieve.

          2. If members communicate individual or firm performance information directly or indirectly to clients or prospective clients, or in a manner intended to be received by clients or prospective clients, members shall make every reasonable effort to assure that such performance information is a fair, accurate, and complete presentation of such performance.

STANDARDS OF PRACTICE HANDBOOK

          Experience has shown that the working investment professional can best understand and apply AIMR's Code of Ethics and Standards of Professional Conduct if they are accompanied by practical illustrations describing application of individual standards. THE STANDARDS OF PRACTICE HANDBOOK was developed with this type of illustration in mind. The Eighth Edition of the Standards of Practice Handbook contains detailed analysis of the Standards, as well as three topical studies on fiduciary duty, insider trading, and personal investing. The 8th edition of the Handbook can be obtained from PBD. To order your copy for $35, call PBD at 800-789-AIMR (outside the U.S., call 770-442-8633, ext. 298), fax your order to 770-442-9742, or e-mail your order to aimrpubs@pbd.com.

                                   EXHIBIT C

        NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC CODE OF ETHICS

                     QUESTIONNAIRE ON CONFLICTS OF INTEREST

1. Please list any officership, directorship, trusteeship or material employment which you (or any dependent relative) hold in any corporations, associations, partnerships or companies or in any affiliates of New York Life Investment Management LLC. If you do not have any, please insert "NONE" below.

2. (a) Please list any substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may have in any business unit which you know is a supplier of or soliciting orders for sales or services to the Company or its affiliates. If you do not have any, please insert "NONE" below.

          (b) Please list any substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may have in any business unit which you know is doing business with the Company or its affiliates, other than suppliers referred to above. If you do not have any, please insert "NONE" below.

3. Please list any substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) you (or any dependent relative) may have in any business unit. If you do not have any, please insert "NONE" below.

4. Please list the names (not amount of the holdings) of any corporations or business units in which you (or any dependent relative) have a substantial financial interest (such as 1% or more of the outstanding stock or other equity or ownership interests) and in which, to your knowledge, the Company or its affiliates or clients has an investment. If you do not have any, please insert "NONE" below.

5. Please list the names of any corporations or business units in the following categories in which you (or any dependent relative) may have any interest or financial holding. (The amount of holding or the number of shares of stock need not be listed.) If you do not have any, please insert "NONE" below.

          (a) Any investment advisor, investment banking firm, brokerage firm or other business unit other than affiliates. (Do not include brokerage or similar accounts or investments in mutual funds.)

          (b) Any Company or business unit in which to your knowledge the Company or a client or an affiliate has an investment.

          (c) Any company, other than affiliates, whose principal business is the issuance and sale of life insurance, annuities or accident and health insurance policies, or the provision of financial or health services or products (including any life insurance or health insurance agency, brokerage or insurance consultant firm). Do not include interests in policies, annuities or health insurance contracts.

          (d) Any mortgage loan correspondent of any affiliate or any other concern engaged primarily in the business of buying, selling or servicing real estate mortgages. Do not include mortgages upon property owned by you, or personal investments in real estate investment trusts.

6. Please list (i) the names of any business firms in which you (or any dependent relative) have an interest or financial holding and which have property which to your knowledge is subject, in whole or in part, to a real estate mortgage held by the Company, its affiliates or the Company's employees, officers or members of its board of directors and
          (ii) any of your (or your dependent relative's) financial liabilities, including with respect to real estate to the Company, its affiliates or the Company's employees, officers or members of its board of directors. If you do not have any, please insert "NONE" below.

7. Please list or summarize any financial interest you (or any dependent relative), have which, in your opinion, affects or might appear to affect adversely the discharge of your duties and responsibilities to the Company. If you do not have any, please insert "NONE" below.

               If a material change occurs in any matters reported in this Questionnaire or new circumstances are discovered evidencing any conflict of interests or other deviations from the Company's Code of Ethics, the undersigned hereby undertakes promptly to file with the CCO an appropriate amendment or supplement to this Questionnaire until it is superseded by the next completed Annual Questionnaire.


          Date:
               -----------------------     ------------------------------------
                                                        (Signature)


                                           ------------------------------------
                                                          (Name)


                                           ------------------------------------
                                                          (Title)


If any of the spaces allocated above are insufficient, please attach a complete list following this signature page.

                                  EXHIBIT D-1

        NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC CODE OF ETHICS

                  INITIAL CERTIFICATION OF COMPLIANCE WITH THE

        NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC CODE OF ETHICS

     NEW YORK LIFE INVESTMENT MANAGEMENT LLC INSIDE INFORMATION POLICY AND

                                   PROCEDURES

          NEW YORK LIFE INVESTMENT MANAGEMENT LLC INFORMATION BARRIER

                             POLICY AND PROCEDURES

  NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC GIFT & ENTERTAINMENT POLICY

    NEW YORK LIFE INVESTMENT MANAGEMENT LLC POLICY AND PROCEDURES CONCERNING

             SELECTIVE DISCLOSURE OF MUTUAL FUND PORTFOLIO HOLDINGS

[     ]   I hereby certify that I have received the New York Life Investment
Management Holdings LLC Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended and Rule 204A-1 under the Investment Advisers Act (the "Code"), the New York Life Investment Management LLC Inside Information Policy and Procedures (the "NYLIM Inside Information Policy"), the New York Life Investment Management LLC Information Barrier Policy and Procedures (the "NYLIM Information Barrier Policy"), The New York Life Investment Management Holdings LLC Gift & Entertainment Policy (the "NYLIM G&E Policy") and the New York Life Investment Management LLC Policy and Procedures Concerning Selective Disclosure of Mutual Fund Holdings (the "NYLIM Selective Disclosure Policy") and that I have read and understood the Code, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM G&E Policy and the NYLIM Selective Disclosure Policy. I further certify that I am subject to the Code, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM G&E Policy and the NYLIM Selective Disclosure Policy and will comply with each of the Code's, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM G&E Policy and the NYLIM Selective Disclosure Policy provisions to which I am subject.


                                        -----------------------------------
                                                    (Signature)


                                        Name:
                                             ------------------------------
                                        Title/Department:
                                                         ------------------
                                        Date:
                                             ------------------------------


Received By (Name/Title):
                         -----------------------
Signature:
          --------------------------------------
Date:
     -------------------------------------------

                                   EXHIBIT D-2

     NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC CODE OF ETHICS

                  ANNUAL CERTIFICATION OF COMPLIANCE WITH THE

        NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC CODE OF ETHICS

     NEW YORK LIFE INVESTMENT MANAGEMENT LLC INSIDE INFORMATION POLICY AND

                                   PROCEDURES

          NEW YORK LIFE INVESTMENT MANAGEMENT LLC INFORMATION BARRIER

                             POLICY AND PROCEDURES

  NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC GIFT & ENTERTAINMENT POLICY

    NEW YORK LIFE INVESTMENT MANAGEMENT LLC POLICY AND PROCEDURES CONCERNING

             SELECTIVE DISCLOSURE OF MUTUAL FUND PORTFOLIO HOLDINGS

[     ]   I hereby certify that I have received the New York Life Investment
Management Holdings LLC Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended [and Proposed Rule 204A-1 under the Investment Advisers Act] (the "Code"), the New York Life Investment Management LLC Inside Information Policy and Procedures (the "NYLIM Inside Information Policy"), the New York Life Investment Management LLC Information Barrier Policy and Procedures (the "NYLIM Information Barrier Policy"), the New York Life Investment Management Holdings LLC Gift & Entertainment Policy (the "NYLIM G&E Policy") and the New York Life Investment Management LLC Policy and Procedures Concerning Selective Disclosure of Mutual Fund Holdings (the "NYLIM Selective Disclosure Policy") and that I have read and understood the Code, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM G&E Policy and the NYLIM Selective Disclosure Policy. I further certify that I have complied with and will continue to comply with each of the provisions of the Code, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM G&E Policy and the NYLIM Selective Disclosure Policy to which I am subject.


                                        -----------------------------------
                                                    (Signature)

                                        Name:
                                             ------------------------------
                                        Title/Department:
                                                         ------------------
                                        Date:
                                             ------------------------------


Received By (Name/Title):
                         -----------------------
Signature:
          --------------------------------------
Date:
     -------------------------------------------

                                                                      APPENDIX A

                NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC
                           PERSONAL INVESTMENT POLICY

I.        IN GENERAL

          New York Life Investment Management Holdings LLC (together with its divisions and subsidiaries, "NYLIM" or the "Company") owes an undivided duty of loyalty to its Clients. NYLIM also recognizes the need to permit its Employees reasonable freedom with respect to their personal investment activities. It is important to balance these competing interests in an appropriate way that (a) acknowledges the possibility of conflict between these goals and (b) sets forth standards to assure that the primary duty of loyalty to its Clients is fulfilled.

          The NYLIM Personal Investment Policy (the "Policy") is part of and incorporated into the Company's Code of Ethics. Together with the Code, it supersedes and replaces in full any earlier policies on the subjects regulated.

          The Policy has been implemented by NYLIM notwithstanding its belief that securities purchased or sold for Clients ordinarily trade in a sufficiently broad market to permit transactions by Employees for their for personal accounts without any appreciable impact on the market for such securities and thus no negative impact to our Clients.

          THIS POLICY APPLIES TO ALL NYLIM EMPLOYEES. SOME PROVISIONS, HOWEVER, ONLY APPLY TO ACCESS PERSONS(1) AND DO NOT APPLY TO EMPLOYEES OF NYLIM UNLESS THEY FALL WITHIN THE DEFINITION OF ACCESS PERSON IN THE CODE. EXHIBIT A TO THE CODE INCLUDES A LIST OF CERTAIN CATEGORIES OF EMPLOYEES AND DEPARTMENTS WHOSE EMPLOYEES WILL BE CONSIDERED ACCESS PERSONS; ANY OTHER INDIVIDUAL'S STATUS AS AN ACCESS PERSON WILL DEPEND ON THAT PERSON'S SPECIFIC TITLE, FUNCTIONS, DUTIES, ACTIVITIES, AND ACCESS TO INFORMATION. SHOULD YOU HAVE A QUESTION AS TO YOUR STATUS UNDER THE CODE OR THIS POLICY, CONTACT THE CCO IMMEDIATELY.

          Any questions which arise relating to the Policy should be referred to the CCO or LCO. If necessary, any final determination of the administration of this policy will be made by NYLIM's Chairman or President in consultation with the CCO.

II.       PRE-CLEARANCE

          A. PRE-CLEARANCE GENERALLY

          To help prevent Front Running, Scalping, Fraud and other trading abuses and actual or potential conflicts or interest, no Employee of NYLIM (or account in which an Employee has

----------
(1) Capitalized terms are defined in Section III of the Code and have the same meaning as set forth therein.

any direct or indirect Beneficial Ownership interest) may purchase or sell, directly or indirectly, Covered Securities without prior approval of the CCO or LCO (except pursuant to the exceptions in Section II.B. below). Accordingly, each Employee shall file with the CCO or LCO (in writing, preferably via electronic mail), a request in substantially the form of Exhibit E hereto a ("Request Form") before completing any transaction in Covered Securities in which the Employee has a Beneficial Ownership interest. The final determination shall be noted by the CCO or LCO on the Request Form and dated and communicated to the Employee who submitted the request. The authorization provided by the CCO or LCO is effective, unless revoked, only for the calendar day that the request was submitted and ultimately approved. If the Covered Securities transaction is not executed on that same day, a new authorization must be obtained.

          B. EXCEPTIONS TO PRE-CLEARANCE REQUIREMENTS

               1. Pre-clearance is not required with respect to any transaction:

                    (a) effected in any account which is managed on a discretionary basis by a person other than such Employee and with respect to which such Employee does not, in fact, influence or control such transactions and documentation describing that relationship has been submitted to and approved by the CCO;

                    (b) by NYLIM Independent Directors who do not have access to information about NYLIM's purchases and sales of securities;

                    (c) by employees of the New York Life Insurance Company who are directors or officers of NYLIM, who do not have access to information about NYLIM's purchases and sales of securities;

                    (d) automatic purchases under direct investment programs which allow the purchase of securities directly from the issuer without the intermediation of a broker-dealer, provided the timing of purchases are established by a pre-arranged regularized schedule (e.g. DRIPS), or automatic purchases under employee stock option plans, and sales pursuant to regulated tender offers; or

                    (e)  in securities that are not Covered Securities, that is:

                         (i) bankers' acceptances, bank certificates of deposit,
                    commercial paper and high quality short-term investments, including repurchase agreements;

                         (ii) shares issued by registered open-end mutual funds;
                    and

                         (iii) direct obligations of the government of the
                    United States.

                    (f) securities (e.g. ETFs) representing shares of a broad-based market index or stock baskets ("Exempt Securities").

               2. The exceptions in II.B.1. do not apply to transactions that are covered by Sections III.C. (initial public offerings) and III.D. (private placements), below.

III.      OTHER RESTRICTIONS

          A. TRADING / BLACK-OUT PERIODS

          No Employee may acquire or dispose of beneficial ownership in Covered Securities (other than Exempt Securities) that NYLIM is purchasing or selling for any Client or proposes to purchase or sell for any Client where such transaction would in any way conflict with or be detrimental to (or appear to conflict with or be detrimental to) the interest of the Client; PROVIDED that, if the Employee is not an Access Person, such restriction shall apply only if the Employee knows or should know of such conflict or detriment.

          The following rules are designed to implement the preceding paragraph and to minimize the possibility of conflicts of interest and the appearance of conflicts of interest:

          1. No Access Person may acquire or dispose of beneficial ownership in a Covered Security (other than an Exempt Security) (i) on a day when there is a Pending Buy or Sell Order for a Client of NYLIM until such order is executed or withdrawn, or (ii) if any purchase or sale of such securities has been made for a NYLIM Client account in the prior SEVEN calendar days or can reasonably be anticipated for a NYLIM Client account in the next SEVEN calendar days.

Pursuant to established information barriers, this restriction will apply to Employees with Valuation Metrics and Quantitative Strategies only with respect to its own Client portfolio activity of both of those departments. This restriction will apply to Securities Investment Group only with respect to its own Client portfolio activity. This restriction will apply to all other Access Persons with respect to all Clients portfolio activity. Preclearance will be limited accordingly.

Exceptions may be granted to the black-out period set forth in paragraph 1 (ii) above in the event that the contemplated transaction involves (i) 500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or (ii) the smaller of 500 shares or less in the aggregate or less than ..001% of the issuer's market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or (iii) investment grade debt instruments of less than $100,000 par value.

          2. Notwithstanding anything expressly stated in the Policy, no Covered Securities may be purchased or sold by any Employee if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for a NYLIM Client.

          3. If service as a director of an outside Business Organized for Profit is authorized, securities of such outside entity may be added to the company Restricted List as provided in Section IV.C. of the Code.

          B.   USE OF BROKERAGE FOR PERSONAL OR FAMILY BENEFIT

          No securities trades in which the Employee has a direct or indirect Beneficial Ownership interest may be effected through NYLIM's traders. Employees must effect such trades through their personal broker-dealers. In addition, no Employee may, for direct or indirect personal or a family member's benefit, execute a trade with a broker-dealer by using the influence (implied or stated) of NYLIM or any Employee's influence (implied or stated) with NYLIM.

          C.   INITIAL PUBLIC OFFERINGS

          No Access Person (or Employees who are Registered Representatives) may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering of securities except with the express written prior approval of the CCO.

          D.   PRIVATE PLACEMENTS

          No Access Person may directly or indirectly acquire Beneficial Ownership in an offering of securities in a Private Placement except with the express written prior approval of the CCO. (Note that pre-approval will generally not be granted if the Private Placement involves a private investment company (E.G., a "hedge fund") that invests in open-end investment companies other than money market funds or equivalents). All Access Persons who have obtained prior approval and made an investment in a Private Placement must disclose that investment if that Access Person plays a part in any subsequent consideration of an investment in the issuer by Client accounts. Under such circumstances, NYLIM's decision to purchase securities of the Private Placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

          E.   RESTRICTED LIST

          No Employee may acquire or dispose of any direct or indirect Beneficial Ownership in securities of an issuer listed on the Company's Restricted List. A designated individual from the NYLIM Compliance Department will compare preclearance requests and transaction reports against the issuers listed on the Restricted List to ensure compliance with this limitation. Although transactions in securities of an issuer listed on the Restricted List are generally prohibited, case-by-case exceptions may be granted by the CCO.

          F.   MAXIMUM TRADES AND TRADE REQUESTS PER QUARTER

          While there is no maximum limitation on the number of trades that an Employee may execute per quarter or trade requests that an Employee may submit per quarter, the Code grants the CCO or LCO the power to impose such a limitation on any Employee if believed to be in the best interest of the Company or its Clients.

          G.   SHORT-TERM TRADING

          1.   SIXTY DAY HOLDING PERIOD

          No Access Person may profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Security within sixty calendar days. Violations will result in disgorgement of the profit to the Client or to a charity of the Company's choice. Exceptions may be made by the CCO or LCO to accommodate special circumstances.

          2.   NYLIM Fund Shares

          The following provisions apply to all NYLIM Fund Shares held by an Employee, including, but not limited to, shares owned through a 401(K) plan or similar account, or through a variable insurance product.

          No Employee (or member of his or her immediate family) shall purchase and sell (or exchange), or sell and purchase (or exchange), shares of the same NYLIM Fund (of which such Employee has a beneficial ownership interest) within 60 days. The 60-day holding period is measured from the time of the most recent purchase of shares of the relevant NYLIM Fund by the Employee. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances by the CCO or LCO. Violations will result in disgorgement of the profit to the relevant NYLIM Fund.

          None of the above-specified restrictions on short-term trading in NYLIM Fund shares shall apply to the following transactions:

          a. Purchases or sales effected in any account over which the Employee has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Employee and the investment advisor agree in writing to abide by these restrictions in a manner approved by the CCO or LCO.

          b. Purchases or sales that are non-volitional on the part of the Employee;

          c. Purchases that are effected as part of an automatic dividend reinvestment plan, an automatic investment plan, a payroll deduction plan or program (including, but not limited to, automatic payroll deduction plans or programs and 401(k) plans or programs (both employee initiated and/or employer matching)), an employee stock purchase plan or program, or other automatic stock purchase plans or programs; or

          d. Sales that are part of an automatic withdrawal plan or program, including loans, withdrawals and distributions from 401(k) plans or programs.

          e. Purchases or sales with respect to NYLIM Fund Shares of a taxable or tax-exempt money market fund.

          3.   Reporting of Transactions in NYLIM Fund Shares

          Reporting of all purchases and sales of NYLIM Fund Shares must be made on each Employee Initial/Annual Securities Holdings Report and Certification and each Quarterly Report as provided in Section IV.

          H.   INVESTMENT CLUBS

          Access Persons and members of their immediate family may not participate in Investment Clubs except that an Access Person or family member may remain as a member of such a Club if that person was a member of the Club prior to the adoption of this Policy and for at least six months before his or her Employment Date. Access Persons or their immediate family members who fall within the two exceptions above may participate in such a Club if (i) the Access Person promptly discloses the membership to the CCO and (ii) directs that all confirmations and account statements relating to investments recommended or made by the Investment Club be promptly submitted to the CCO or LCO, at the addresses provided in Exhibit H hereto. Investment Club transactions will be monitored by the CCO or LCO, and may be subject to the pre-clearance requirements of Section II hereof, if necessary to prevent abuses of the Code or this Policy.

          Employees who are not Access Persons and their family members may participate in an Investment Club provided (i) the employee promptly discloses the membership to the CCO and (ii) directs that all confirmations and account statements relating to investments recommended or made by the Investment Club be promptly submitted to the CCO or LCO, at the addresses provided in Exhibit H hereto.

          I.   SELECTIVE DISCLOSURE OF FUND PORTFOLIO HOLDINGS

          Employees are subject to the [NYLIM SELECTIVE DISCLOSURE POLICY] and should refer to that policy. A violation of the Company's policy on selective disclosure is considered a violation of this Code.

          J.   EXCEPTIONS

          The restrictions is Sections III.A.1, III.E., III.G. and III.H. above shall not apply with respect to transactions:

          1. effected in any account which is managed on a discretionary basis by a person other than the Employee and with respect to which such Employee does not, in fact, influence or control such transactions and documentation describing the relationship has been submitted to and approved by the CCO;

          2. by NYLIM Independent Directors who do not have access to information about NYLIM's purchases and sales of securities; or

          3. by employees of the New York Life Insurance Company who are directors of NYLIM, who do not have access to information about NYLIM's purchases and sales of securities.

IV.       RECORD KEEPING AND REPORTING REQUIREMENTS

          A.   PERSONAL RECORD KEEPING

          Each Employee of NYLIM is to maintain records adequate to establish that the individual's personal investment decisions did not involve a conflict with the requirements of the Policy. Generally, such records would include copies of the Employee's pre-clearance authorizations, brokerage confirms and brokerage statements, if any. If there is any question as to whether a proposed transaction might involve a possible violation of the Policy, the transaction should be discussed in advance with the CCO or LCO.

          B.   REPORTING REQUIREMENTS

               1.   Statutory

          NYLIM is required under the Investment Advisers Act of 1940, as amended, and the Investment Company Act to keep records of certain transactions in Covered Securities and in NYLIM Fund Shares in which its Employees have direct or indirect Beneficial Ownership. Employees should carefully read the definition of Beneficial Ownership in the Code as it is very broad and includes ownership by certain family members. The following reporting requirements have been adopted to enable NYLIM to satisfy these requirements:

          (a) At the time of becoming an Employee, but in no case later than ten (10) days from the Employment Date (thirty (30) days for Employees who are not Access Persons), every new Employee (other than an Independent Director of NYLIM) shall submit to the CCO or LCO, a report in substantially the form of Exhibit F ("Employee INITIAL/ANNUAL Securities Holdings Report and Certification"), disclosing every Covered Security and NYLIM Fund in which that Employee has a direct or indirect Beneficial Ownership interest as of the Employment Date. Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or NYLIM Fund Shares) as to which the Employee has any Beneficial Ownership interest are held.

          (b) At the end of each calendar year, but in no case later than January 30th of the following year, every Employee (other than an Independent Director of NYLIM) shall submit to the CCO or LCO, a report in substantially the form of Exhibit F ("Employee INITIAL/ANNUAL Securities Holdings Report and Certification"), disclosing every Covered Security and NYLIM Fund in which that Employee has a direct or indirect Beneficial Ownership interest as of year end. Employees must also disclose all broker, dealer or bank accounts in which any securities (whether or not they are Covered Securities or NYLIM Fund Shares) as to which the Employee has any Beneficial Ownership interest are held.

          (c) Every Access Person shall file with the CCO or LCO a report in substantially the form of Exhibit G ("Quarterly Report") within 10 calendar days following the end of each calendar quarter. The Quarterly Report must reflect all transactions in any Covered Security and NYLIM Fund in which an Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership interest, or, alternatively, must state that there were no such transactions in the applicable calendar quarter. Access Persons must also disclose broker, dealer or bank accounts (where the bank account is used as a brokerage account) opened or closed since the previous quarter. An Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the CCO or LCO with respect to the Access Person within the 10 day period, PROVIDED that all information required by Exhibit G is in the confirmation or account statements.

          (d) These reporting requirements do not apply to transactions effected for, and Covered Securities or NYLIM Fund Shares held in, any account over which the Employee or Access Person has no direct or indirect influence or control. Such accounts would normally include defined benefit pension plans and other benefit plans that do not permit participant direction; PROVIDED that the Employee or Access Person does not, in fact, have any direct or indirect influence or control over the account. Filing of duplicate trade confirmations and account statements as described in Section IV.B.3 hereof may, however, be required by the CCO for any account as to which an Employee has any Beneficial Ownership interest if necessary to prevent abuses of the Code or this Policy.

               2.   ADDITIONAL QUARTERLY REPORTING

          Each Access Person shall file with the CCO or LCO, as part of the Quarterly Report, the names and affiliations of immediate family members sharing the Employee's household who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of NYLIM personnel in the discharge of their duties.

               3.   ADDITIONAL INITIAL AND ANNUAL CERTIFICATIONS

          Each new Employee shall file with the CCO or LCO in substantially the form of Exhibit D-1, an initial certification indicating that the Employee has received, read, understood and will comply with the Code, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM G&E Policy and the NYLIM Selective Disclosure Policy. Each Employee shall file annually with the CCO or LCO in substantially the form of Exhibit D-2, a certification indicating that the Employee has received, read, understood and complied with the Code, the NYLIM Inside Information Policy, the NYLIM Information Barrier Policy, the NYLIM G&E Policy and the NYLIM Selective Disclosure Policy for the calendar year.

               4.   DUPLICATE CONFIRMATIONS

          Each Employee shall arrange for prompt filing by the broker, dealer and bank (where the bank account is used as a brokerage account) with the CCO or LCO of duplicate confirmations of all trades of Covered Securities and quarterly account statements. The duplicates shall be mailed to NYLIM at the applicable address listed in Exhibit H hereto.

               5.   NEW ACCOUNTS

          Each Employee shall promptly notify the CCO or LCO of any new account opened with a broker, dealer or bank (where the bank account is used as a brokerage account). Such notification shall be mailed to NYLIM at the applicable address listed in Exhibit H hereto.

               6.   REPORTING OF CODE VIOLATIONS

          Each Employee shall promptly notify the CCO or LCO of any violation of the Code.

V.        SANCTIONS AND REVIEW

          A.   SANCTIONS

          Upon discovering a violation of the Policy, NYLIM may impose sanctions as it deems appropriate, including, among other sanctions, reversal of any trade, reallocation of trades to Client accounts, fines, disgorgement, or suspension or termination of the employment of the violator. With respect to Clients, profits realized from transactions prohibited by the Policy must be disgorged to the Client if material and necessary to make the Client whole.

          B.   REVIEW BY CCO

          The CCO will undertake an annual review with respect to the Code to verify that the Code is being followed. The results of this review will be set forth in an annual report by the CCO to the Company's Board, notwithstanding any information deemed material in nature, which the CCO will report at the next scheduled Board meeting. The report shall specify any related concerns and recommendations and be accompanied by the appropriate exhibits. The CCO will provide to the Board of each mutual fund Client at its next regularly scheduled Board meeting, unless more immediate action is appropriate.

                                   EXHIBIT E

                NEW YORK LIFE INVESTMENT MANAGEMENT HOLDINGS LLC
            REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADING

EMPLOYEE NAME: _____________________________________________

Broker                         _____________________________

Brokerage Account Number       _____________________________

Received By (name/title)       _____________________________

Date Received                  _____________________________

- TRADES MUST BE MADE ON THE SAME DAY THAT APPROVAL IS RECEIVED.

                                                                                                    DIRECT
                                                                                                    OWNERSHIP
                           #  OF  SHRS,                   SYMBOL        SEC.         PURCHASE       (D)
          NAME OF          PRINCIPAL           APPROX     OR            MKT.         (P)            FAMILY (F)         APPROVED/
DATE      SECURITY         AMOUNT, ETC.        PRICE      CUSIP #       CAP.         SALE (S)       CONTROL (C)        DENIED
----      --------         ------------        ------     -------       ----         --------       -----------        ---------




THE PERSON INDICATED ABOVE HAS STATED AND REPRESENTS THAT:

(a) he/she has no inside information (including information relating to planned securities transactions by NYLIM) relating to the above referenced issuer(s);

(b) there is no conflict of interest in these transactions with respect to Client portfolios (IF A CONFLICT OF INTEREST EXISTS, PLEASE CONTACT THE COMPLIANCE DEPARTMENT IMMEDIATELY); and

(c)  these securities are not initial public offerings or private placements.

                                   EXHIBIT F

      EMPLOYEE INITIAL/ANNUAL SECURITIES HOLDINGS REPORT AND CERTIFICATION

Statement to New York Life Investment Management LLC by ______________________ (Please print your full name)*

Date of Becoming an Employee:** _________________(Initial Report)
December 31, 200___ (Annual Report)

As of the date appearing above, the following are each and every Covered Security and NYLIM Fund and securities account in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same household, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE NYLIM HOLDINGS LLC CODE OF ETHICS

This report need not disclose Covered Securities held in any account over which the Employee has no direct or indirect influence or control.

                           EXCHANGE TICKER                                                                 NATURE OF INTEREST
NAME OF SECURITY/              SYMBOL            BROKER, DEALER OR BANK       NO. OF SHARES                (DIRECT OWNERSHIP,
NYLIM FUND                    OR CUSIP            WHERE SECURITY HELD      AND PRINCIPAL AMOUNT       FAMILY MEMBER, CONTROL, ETC.)
-------------------      -------------------   --------------------------  --------------------       -----------------------------



----------
NOTE: IN LIEU OF AN EMPLOYEE LISTING ON THIS FORM EACH SECURITY HELD AS OF YEAR-END, HE/SHE MAY ATTACH AS AN EXHIBIT TO THIS DOCUMENT, AN ANNUAL STATEMENT(S) FOR EVERY BANK OR BROKERAGE ACCOUNT AS TO WHICH THE EMPLOYEE HAS A BENEFICIAL OWNERSHIP INTEREST IN SECURITIES. NOTWITHSTANDING THIS ACCOMMODATION, IT IS THE EMPLOYEE'S SOLE RESPONSIBILITY TO ENSURE THAT THE INFORMATION REFLECTED IN THAT STATEMENT(S) IS ACCURATE AND COMPLETELY DISCLOSES ALL RELEVANT SECURITIES HOLDINGS.
* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.
**        Please see the definition of Employee in the NYLIM Holdings LLC Code.

Name of any broker, dealer or bank with which I maintain an account in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit ("Securities Account") as of the date appearing above:

NAME OF BROKER, DEALER OR BANK WITH
    WHICH ACCOUNT IS HELD                         DATE ACCOUNT ESTABLISHED               ACCOUNT NUMBER
------------------------------------        ----------------------------------      ------------------------



I CERTIFY THAT THE SECURITIES LISTED ABOVE ARE THE ONLY COVERED SECURITIES AND NYLIM FUNDS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

I FURTHER CERTIFY THAT THE ACCOUNTS LISTED ABOVE ARE THE ONLY SECURITIES ACCOUNTS IN WHICH I HAVE A DIRECT OR INDIRECT BENEFICIAL OWNERSHIP INTEREST.

I ALSO CONSENT TO THE RELEASE OF CERTAIN PERSONAL INFORMATION (NAME, HOME ADDRESS, SOCIAL SECURITY NUMBER AND SPOUSE'S FIRST INITIAL) BY NEW YORK LIFE INVESTMENT MANAGEMENT LLC TO A BROKERAGE SERVICES COMPANY TO BE NAMED BY THE COMPLIANCE OFFICER (THE "COMPANY"), WHO WILL PROVIDE THE NYLIM COMPLIANCE DEPARTMENT WITH A REPORT OF ALL KNOWN BROKERAGE ACCOUNTS HELD BY ME OR MY SPOUSE, IF APPLICABLE. THIS PERSONAL INFORMATION MAY BE HELD BY THE COMPANY FOR A PERIOD OF SEVEN YEARS AFTER WHICH TIME IT WILL BE PURGED. DURING THIS TIME, THE COMPANY WILL AGREE THAT ALL PERSONAL INFORMATION SHALL BE HELD IN STRICT CONFIDENCE AND SHALL NOT BE REVEALED TO ANY PERSON, CORPORATION OR ENTITY (THIRD PARTIES) WITHOUT PRIOR WRITTEN CONSENT OF NYLIM AND THE EMPLOYEE. NOTWITHSTANDING THE FOREGOING, I UNDERSTAND HOWEVER THAT THE COMPANY IS AUTHORIZED TO DISCLOSE TO ITS OTHER CUSTOMERS, SHOULD THEY INQUIRE, THAT I AM CURRENTLY (OR HAVE BEEN) EMPLOYED IN SOME CAPACITY IN THE SECURITIES RELATED/FINANCIAL SERVICES INDUSTRY WITHOUT IDENTIFYING NYLIM (OR ITS AFFILIATES) AS THE EMPLOYER. SUCH DISCLOSURE WOULD GENERALLY TAKE PLACE IF I OPENED A SECURITIES ACCOUNT WITH A CLIENT OF THE COMPANY. THESE STEPS ARE BEING TAKEN BY NYLIM IN ITS COMMITMENT TO ENSURE COMPLIANCE WITH FEDERAL SECURITIES LAWS.

Employee Signature:__________________________________
Date of Submission: _________________________________

Received By (Name/Title):____________________________         Reviewed By (Name/Title): ______________________________
Signature: __________________________________________         Signature: _____________________________________________
Date Received: ______________________________________         Date Reviewed: _________________________________________


COMMENTS:

                                    EXHIBIT G

                   QUARTERLY REPORT OF SECURITIES TRANSACTIONS

Statement to New York Life Investment Management LLC by ____________________ (Please print your full name)*

For the Calendar quarter ended _________________________

As of the date appearing above, the following are each and every transaction in a Covered Security and NYLIM Fund in which I have a direct or indirect "Beneficial Ownership" interest (Covered Securities do not include bank certificates of deposit, open-end mutual fund shares and U.S. Government obligations). For purposes of this report, the term Beneficial Ownership is very broad and includes, but is not limited to, ownership of securities or securities accounts by or for the benefit of a person, or such person's "immediate family" sharing the same house-hold, including any account in which the Employee or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and also includes adoptive relationships. FOR A MORE COMPLETE DEFINITION OF THESE TERMS, PLEASE CONSULT THE NYLIM HOLDINGS LLC CODE OF ETHICS.

This report need not disclose transactions in Covered Securities and NYLIM Fund Shares in any account over which the Employee** has no direct influence or control.

                 AMOUNT
                (NO. OF                                            NATURE OF
    NAME OF    SHARES OR EXCHANGE TICKER  INTEREST RATE/         TRANSACTION           NATURE OF INTEREST    FIRM THROUGH WHICH
SECURITY/NYLIM PRINCIPAL     SYMBOL       MATURITY DATE  TRADE (PURCHASE, SALE,        (DIRECT OWNERSHIP,     TRANSACTION WAS
     FUND       AMOUNT)     OR CUSIP     (IF APPLICABLE) DATE        ETC.)      PRICE SPOUSE, CONTROL,ETC.)      EFFECTED
-------------- --------- --------------- --------------- ----- ---------------- ----- --------------------- --------------------



If no transactions in Covered Securities and NYLIM Fund Shares occurred, please insert "NONE" here:_________________

----------
* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

**        Please see the definition of Employee in the NYLIM Code.

Since the prior Quarterly Report, I have opened or closed the following accounts in which any securities (including securities that are not Covered Securities) are held for my direct or indirect benefit:

      FIRM    ACCOUNT NAME AND NUMBER   DATE OPENED   OPENED/CLOSED
      ----    -----------------------   -----------   -------------



In connection with any purchases or sales of securities for Clients during the quarter, I disclosed to New York Life Investment Management LLC any material interests in my Covered Securities and NYLIM Fund Shares which might reasonably have been expected to involve a conflict with the interests of Clients. Also, I have disclosed all my Covered Securities and NYLIM Fund Shares holdings to New York Life Investment Management LLC.

The names and affiliations of family members (see above) who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of NYLIM personnel in the discharge of their duties are as follows:

                  NAMES                 AFFILIATIONS
                  -----                 ------------



Date of Submission: ________________________________________

Employee Signature: ________________________________________

                                   EXHIBIT H

   ADDRESS(ES) TO WHICH EMPLOYEE'S DUPLICATE BROKER CONFIRMATIONS/STATEMENTS
                  SHOULD BE SENT BASED ON GEOGRAPHIC LOCATION.


NYLIM - PARSIPPANY, RETIREMENT PLAN SERVICES (NORWOOD) AND NYLIM FIELD OFFICES:

New York Life Investment Management LLC
169 Lackawanna Avenue
PO Box 424
Parsippany, New Jersey, 07054-0424
Attn: NYLIM Compliance Department

NYLIM - NEW YORK HOME OFFICE, 51 MADISON AVE. AND REAL ESTATE FIELD OFFICES (VALUATION METRICS)

Scott Russell - NYLIM Compliance Department
Madison Square Station
P.O. Box 729
New York, New York 10010